Exhibit 4.2

PMA CAPITAL CORPORATION

TO

STATE STREET BANK AND TRUST COMPANY, TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF OCTOBER 21, 2002

$86,250,000

4.25% CONVERTIBLE SENIOR DEBENTURES

DUE SEPTEMBER 30, 2022

TABLE OF CONTENTS1

(1)	This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

THIS FIRST SUPPLEMENTAL INDENTURE is made as of the 21st day of October, 2002, by and between PMA CAPITAL CORPORATION, a company duly organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the “Company”), having its principal executive office located at 1735 Market Street, Philadelphia, Pennsylvania 19103-7590, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company duly organized and existing under the laws of the Commonwealth of Massachusetts hereinafter called the “Trustee”), having its Corporate Trust Office located at 225 Asylum Street, Hartford, Connecticut 06103.

WITNESSETH:

WHEREAS, the Company has heretofore entered into an Indenture, dated as of October 21, 2002, (the “Original Indenture”), with State Street Bank and Trust Company;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this First Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture, a new series of Securities may at any time be established in or pursuant to a resolution of the Board of Directors of the Company and set forth in an Officer’s Certificate in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company desires to (a) add additional Events of Default for the benefit of the Holders of all series of Securities (except as may be provided in a future supplemental indenture to the Indenture (a “Future Supplemental Indenture”)), (b) establish the form and terms of a new series of Securities, (c) provide whether certain Articles of the Indenture will apply to all series of Securities, including the Securities established hereby (except as may be provided in a Future Supplement Indenture) and (d) otherwise amend and supplement the Original Indenture as set forth herein;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

Section 1.01.    Definitions.

The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

Section 1.02.    Certain Terms Defined in the Indenture.

(a)  Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of all Securities, including the Debentures, Section 1.1 of the Original Indenture shall be amended by adding the following new definitions:

“Class A Common Stock” means the Company’s Class A Common Stock, par value $5.00 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“NYSE” means The New York Stock Exchange, Inc.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means a day during which trading in securities generally occurs on the NYSE or, if the Class A Common Stock is not listed on the NYSE, on the principal other national or regional securities exchange on which the Class A Common Stock then is listed or, if the Class A Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Class A Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Class A Common Stock is then traded.

(b)  Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of all Securities, including the Debentures, Section 1.1 of the Original Indenture shall be amended by deleting the definition of “Original Issue Discount Security” in its entirety and replacing such definition with the following:

“Original Issue Discount Security” means a Security issued pursuant to this Indenture that is treated as having original issue discount within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended, and Treasury Regulations Section 1.1273-1(c)(a).

(c)  Definitions of the following terms in this First Supplemental Indenture may be found in the Sections indicated as follows:

Term	Defined in Section
“Amendment”	Section 16.7
“Applicable Stock”	Section 13.2(c)
“beneficial owner”	Section 13.2(a)
“Bid Solicitation Agent”	Section 2.02(c)
“Cash Amount”	Section 16.13(a)
“Cash Settlement Averaging Period”	Section 16.13(a)
“Cash Settlement Notice Period”	Section 16.13(a)
“cash”	Section 13.3(a)
“Change of Control Purchase Date”	Section 13.2(a)
“Change of Control Purchase Notice”	Section 13.2(c)
“Change of Control Purchase Price”	Section 13.2(a)
“Change of Control”	Section 13.2(a)
“Company Notice Date”	Section 13.3(b)
“Company Notice”	Section 13.3(d)
“Contingent Interest Period”	Section 2.02(b)(ii)
“Contingent Payment Debt Regulations”	Section 4.01
“Conversion Agent”	Section 2.02(c)
“Conversion Obligation”	Section 16.13(a)
“Conversion Price”	Section 2.02(g)
“Conversion Rate”	Section 16.1(b)
“Conversion Retraction Period”	Section 16.13(a)
“Conversion”	Section 2.02(g)
“Conversion Value”	Section 16.1(b)
“Current Market Price”	Section 16.3(g)

Term	Defined in Section
“Debenture Market Price”	Section 2.02(b)(ii)
“Debentures”	Section 2.01(a)
“Depository”	Section 2.01(a)
“Distributed Assets”	Section 16.3(d)
“Estimated Borrowing Rate”	Section 2.02(b)(ii)
“Excess Amount”	Section 16.3(e)
“Excess Tender Amount”	Section 16.3(f)
“Ex-Dividend Time”	Section 16.1(b)
“Expiration Time”	Section 16.3(f)
“Fair Market Value”	Section 16.3(g)
“First Supplemental Indenture”	Recitals
“Five Trading Day Period”	Section 2.02(b)(ii)
“Future Supplemental Indenture”	Recitals
“Indenture”	Recitals
“Independent Investment Bank”	Section 2.02(b)
“Market Price”	Section 13.3(c)
“Measurement Period”	Section 16.1(b)
“Non-Electing Share”	Section 16.4
“Original Indenture”	Recitals
“Paying Agent”	Section 2.02(c)
“Purchase Date”	Section 13.1(a)
“Purchase Notice”	Section 13.1(a)
“Purchase Price”	Section 13.1(a)
“Record Date”	Section 16.3(g)

Term	Defined in Section
“Reference Period”	Section 16.3(d)
“Regular Cash Dividend”	Section 2.2(d)(ii)
“Sale Price”	Section 13.3(c)
“Spin-Off”	Section 16.3(d)
“Trigger Event”	Section 16.3(d)

ARTICLE II

4.25% Convertible Senior Debentures

Section 2.01.    Establishment.

(a)  There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 4.25% Convertible Senior Debentures due September 30, 2022 (the “Debentures”).

There are to be authenticated and delivered Debentures, limited in aggregate principal amount of $86,250,000, and no further Debentures shall be authenticated and delivered except as provided by Section 2.3, 3.5, 3.6, 9.5 or 11.7 of the Original Indenture. The Debentures shall be issued in definitive fully registered form.

The Debentures shall be issued in the form of one or more global Securities in substantially the form set out in Exhibit A hereto. The Depository with respect to the Debentures shall be The Depository Trust Company.

The form of the Trustee’s Certificate of Authentication for the Debentures shall be in substantially the form set forth in Section 2.2 of the Original Indenture.

Each Debenture shall be dated the date of authentication thereof.

(b)  Denominations.    The Debentures may be issued in denominations of $1,000, or any integral multiple thereof.

(c)  Global Securities.    The Debentures will be issued in the form of one or more global Securities registered in the name of the Depository or its nominee. Except under the limited circumstances described below, Debentures represented by the global Security will not be exchangeable for, and will not otherwise be issuable as, Debentures in definitive form. The global Securities described above may not be transferred except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or to a successor Depository or its nominee.

Owners of beneficial interests in such a global Security will not be considered the Holders thereof for any purpose under the Indenture, and no global Security representing a Debenture shall be exchangeable, except for another global Security of like denomination and tenor to be registered in the name of the Depository or its nominee or to a successor Depository or its nominee. The rights of Holders of such global Security shall be exercised only through the Depository.

A global Security shall be exchangeable for Debentures registered in the names of Persons other than the Depository or its nominee only as provided by Section 3.5 of the Original Indenture. Any global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Debentures registered in such names as the Depository shall direct.

(d)  Interest Payment Date and Record Date.    The Interest Payment Date for the Debentures is March 30 and September 30 of each year, beginning March 30, 2003. The Regular Record Date with respect to each Interest Payment Date is the close of business on the 15th calendar day preceding such Interest Payment Date.

(e)  Definitive Debentures.    Debentures issued in certificated form shall be substantially in the form of Exhibit A attached hereto, but without including the text referred to therein as applying only to global Debentures.

(f)  Transfer.    No service charge will be made for any registration of transfer or exchange of Debentures, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Section 2.02.    Terms of the Debentures.

The following terms relating to the Debentures are hereby established:

(a)  Stated Maturity.    The entire outstanding principal of the Debentures shall be due and payable, unless accelerated, redeemed or required to be repurchased pursuant to the Indenture, on September 30, 2022.

(b)  Interest and Contingent Interest.

(i)  The rate at which the Debentures shall bear interest shall be 4.25% per annum; the date from which interest shall accrue on the Debentures shall be October 21, 2002, or the most recent Interest Payment Date to which interest has been paid or provided for.

(ii)  In addition, subject to the accrual and record date provisions hereinafter specified, the Company shall pay contingent interest to the Holders during any six-month period (a “Contingent Interest Period”) from March 30 to September 29 and from September 30 to March 29, commencing September 30, 2006, if the average Debenture Market Price of a Debenture for the Five Trading Day Period with respect to such Contingent Interest Period equals $1,200 (120% of the principal amount of a Debenture) or more.

The amount of contingent interest payable per $1,000 principal amount of Debentures in respect of any Contingent Interest Period shall equal the greater of (1) 0.125% of the average Debenture Market Price of a Debenture for the Five Trading Day Period and (2) the product of (i) 5.0% of the Estimated Borrowing Rate and (ii) $1,000, the principal amount of the Debenture.

Contingent interest, if any, will accrue and be payable to Holders in the same manner as regular cash interest as provided in Section 2.02(b)(i). Regular cash interest will continue to accrue at the rate of 4.25% per year on the principal amount of the Debentures whether or not contingent interest is paid.

“Five Trading Day Period” means, with respect to any Contingent Interest Period, the five Trading Days ending on the second Trading Day immediately preceding the first day of such Contingent Interest Period.

“Debenture Market Price” means, as of any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Debentures obtained by the Bid Solicitation Agent for $5 million principal amount of Debentures at approximately 4:00 p.m., New York City time, on such determination date from three recognized securities dealers in The City of New York (none of which shall be an Affiliate of the Company) selected by the Company and identified to the Bid Solicitation Agent by the Company in writing at least fifteen (15) days prior to the date of determination; provided, however, if (a) the Bid Solicitation Agent, through the exercise of reasonable efforts, is unable to obtain a bid from each of such three recognized securities dealers, or (b) in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Debentures as of such determination date, then the Debenture Market Price for such determination date shall equal (1) the Conversion Rate in effect as of such determination date multiplied by (2) the average Sale Price for the five Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such determination date, of any event described in Section 16.3 of the Indenture (as amended by Section 2.11 hereof); provided that the Bid Solicitation Agent shall not be required to determine the Debenture Market Price unless requested in writing by the Company.

“Estimated Borrowing Rate” equals the per annum rate that would, in the sole judgment of an independent investment banking institution of international reputation appointed by the Company (the “Independent Investment Bank”), result in a trading price of par of a hypothetical issue of the Company’s senior, nonconvertible, noncontingent, fixed rate debt securities with:

(i)  a final maturity comparable to the Debentures;

(ii)  an aggregate principal amount equal to the principal amount of the Debentures then outstanding; and

(iii) covenants and other provisions that are, insofar as would be practicable for an issue of senior, nonconvertible, noncontingent, fixed rate debt securities, substantially identical to those of the Debentures, but which are not subject to the Company’s repurchase at the option of the holder thereof.

In no case, however, will an Estimated Borrowing Rate ever be greater than 10.0% or less than 2.5%. If the Independent Investment Bank has not established the Estimated Borrowing Rate for the applicable semi-annual period, or if the Independent Investment Bank determines in its sole judgment that there is no suitable reference rate from which the Estimated Borrowing Rate may be determined, the Estimated Borrowing Rate for that period will be the Estimated Borrowing Rate most recently determined (except if there is no Estimated Borrowing Rate most recently determined, in which case the Estimated Borrowing Rate shall be a rate agreed upon by the Independent Investment Bank and the Company reflecting current market conditions), such Estimated Borrowing Rate to remain in effect until the Independent Investment Bank determines that there is a suitable reference rate at which time the Independent Investment Bank shall determine a new Estimated Borrowing Rate.

Upon a determination by the Company that Holders will be entitled to receive contingent interest which will become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall deliver an Officer’s Certificate to the Trustee setting forth the amount of such contingent interest per $1000 principal amount of Debentures and shall issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish such information through such other public medium as the Company may use at that time.

(iii)  If the Company elects to redeem, or the Holders elect to require the Company to repurchase, the Debentures on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, the Company will pay accrued and unpaid interest, including contingent interest, if any, on the Debentures to, but not including, the applicable Redemption Date, Purchase Date or Change of Control Purchase Date, as the case may be, to the same Holder to whom the Company pays the principal of the Debentures being redeemed or repurchased, as the case may be.

Except as provided below, if any Debentures are surrendered for conversion on any date other than an Interest Payment Date, the Holder of such Debentures will not be entitled to receive any interest, including contingent interest, if any, that has accrued on such Debentures since the prior Interest Payment Date. By delivery to the Holder of the number of shares of Class A Common Stock or other consideration issuable upon conversion in accordance with Article 16 of the Indenture (as amended by Section 2.11 hereof), any accrued and unpaid interest on such Debentures will be deemed to have been paid in full.

All Holders agree, by their acceptance of a Debenture, that if a Holder of Debentures converts on a date after a Regular Record Date for an interest payment but prior to the corresponding Interest Payment Date, the Holder of such Debentures will receive on that Interest Payment Date accrued and unpaid interest, including contingent interest, if any, on such Debentures, but, at the time the Holder surrenders such Debentures for conversion, the Holder must pay the Company the interest, including contingent interest, if any, that has accrued and will be paid on such Interest Payment Date. No such payment need be made with respect to Debentures that will be redeemed by the Company after a Regular Record Date but prior to the corresponding Interest Payment Date.

(iv)  If the principal amount of or any portion of such principal amount of, or any interest, including contingent interest, if any, on, any Debentures is not paid when due (whether upon acceleration pursuant to Section 5.2 of the Indenture or on the Stated Maturity or on Redemption Date, Purchase Date or Change of Control Purchase Date), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the applicable interest rate, compounded semi-annually, which interest shall accrue from the date of such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

(c)  Paying Agent, Conversion Agent and Bid Solicitation Agent.    The Company shall maintain an office or agency where Debentures may be presented for purchase or payment (“Paying Agent”) and an office or agency where Debentures may be presented for conversion (“Conversion Agent”). The Company shall also appoint a bid solicitation agent (the “Bid Solicitation Agent”) to act as set forth in Section 1 of the Debentures and Section 2.02(b) hereof. The Company may have one or more additional paying agents and one or more additional conversion agents.

The Company shall enter into an appropriate agency agreement with any Paying Agent, Conversion Agent or Bid Solicitation Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. If the Company fails to maintain a Paying Agent, Conversion Agent or Bid Solicitation Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.7 of the Indenture. The Company or any Subsidiary or an Affiliate of any of them may act as Paying Agent or Conversion Agent. None of the Company or any Subsidiary or any Affiliate of any of them may act as Bid Solicitation Agent.

The Company initially appoints the Trustee as Conversion Agent, Paying Agent and Bid Solicitation Agent in connection with the Debentures. The Trustee shall be entitled to appropriate compensation for acting in such capacities.

(d)  Place of Payment.

(i)  The Place of Payment for the Debentures and the place or places where the Debentures may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the Debentures is at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose. Payment of principal and interest and contingent interest, if any, on the Debentures will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(ii)  The Company will pay principal on (1) global Debentures to The Depository Trust Company in immediately available funds and (2) any definitive Debentures in immediately available funds at the Company’s office or agency in New York City, which initially will be the Place of Payment as provided in Section 10.2 of the Indenture.

(iii)  The Company will pay interest, including contingent interest, if any, on (1) global Debentures to The Depository Trust Company in immediately available funds, (2) any definitive Debentures having an aggregate principal amount of $5,000,000 or less by check mailed to the Holders of such Debentures, and (3) any definitive Debentures having an aggregate principal amount of more than $5,000,000 by wire transfer in immediately available funds if requested by the Holders of such Debentures. At Stated Maturity the Company will pay interest on (1) any definitive Debentures at the Company’s office or agency in New York City, which initially will be the Place of Payment as provided in Section 10.2 of the Indenture and (2) or global Debenture to The Depository Trust Company in immediately available funds.

(e)  Redemption.    At any time on or after September 30, 2006, the Company, at its option, may redeem in principal amounts of $1,000 or integral multiples of $1,000 the Debentures for cash as a whole, or from time to time in part, at a Redemption Price equal to 100% of the principal amount of the Debentures to be redeemed, plus accrued and unpaid interest, including contingent interest, if any, to, but excluding, the Redemption Date.

Debentures or portions thereof to be redeemed as of a Redemption Date will be convertible by the Holders of such Debentures until the close of business on the second Business Day prior to the Redemption Date.

(f)  Repurchase.

(i)  The Debentures shall be repurchased by the Company in accordance with the provisions and at the Repurchase Price set forth in Section 6(a) of the Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article 13 (as amended by Section 2.09 hereof).

(ii)  The Debentures shall be purchased by the Company in accordance with the provisions and at the Change of Control Purchase Price set forth in Section 6(b) of the Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article 13 (as amended by Section 2.09 hereof).

(g)  Conversion.    The Debentures shall be convertible in accordance with the provisions and at the Conversion Rate set forth under the caption “Conversion” in the Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article 16 (as amended by Section 2.11 hereof).

“Conversion Price” means initially $16.368, subject to adjustment as set forth in Article 16 of this Indenture (as amended by Section 2.11 hereof).

Section 2.03.    Payment of Interest; Interest Rights Reserved.

Except as may be provided in a Future Supplemental Indenture, for the sole benefit of the Holders of the Debentures, Section 3.7 of the Original Indenture shall be amended by replacing the final paragraph of Section 3.7 of the Indenture with the following paragraph:

In the event Securities of any series or a portion thereof is surrendered for conversion during a period (1) after the Regular Record Date immediately preceding any Interest Payment Date and on or prior to such Interest Payment Date or (2) if contingent interest is payable to Holders of Securities during any six-month period, after the record date for such contingent interest and on or prior to the payment date therefore (unless, in either case, such Securities or portion thereof which is being surrendered for conversion has been called for redemption on a Redemption Date within such period), the Company will pay on such Interest Payment Date or payment date, as the case may be, interest or contingent interest due and payable on such Interest Payment Date or payment date, as the case may be, notwithstanding such conversion, and the Company will pay such interest (whether or not punctually paid or duly provided for) to the Person in whose name such Securities (or one or more Predecessor Securities) are registered at the close of business on such Regular Record Date and will pay such contingent interest to the Person in whose name such Securities (or one or more Predecessor Securities) are registered at the close of business on such record date; provided, however, that such payment of interest or contingent interest shall be subject to the payment to the Company by the Holder of such Securities or portion thereof surrendered for conversion (such payment to accompany such surrender) of an amount equal to the amount of such interest or contingent interest, in accordance with Section 16.9 hereof. Except as otherwise provided in the immediately preceding sentence, in the case of any Security which is converted, interest or contingent interest due and payable after the date of conversion of such Security shall not be payable.

Section 2.04.    Events of Default.

Except as may be provided by a Future Supplemental Indenture, for the benefit of the Holders of all Securities, including the Debentures, Section 5.1 of the Original Indenture shall be amended by deleting Subsections (1), (2) and (9) thereof in their entirety and replacing such Subsections with new Subsections (1), (2) and (9) and adding a new Subsection (10) to Section 5.1 thereof as follows:

(1)  default in the payment of any interest, including contingent interest, if any, upon, or any Additional Amount payable in respect of, any Security of that series or of any coupon appertaining thereto, when such interest, including contingent interest, if any, or coupon or Additional Amount becomes due and payable, and continuance of such default for a period of 30 days; or

(2)  default in the payment of the principal of (or premium, if any, on), or Redemption Price, Purchase Price or Change of Control Purchase Price of, any Security of that series when it becomes due and payable at its Maturity, at the Redemption Date, at the Purchase Date or at the Change of Control Purchase Date, as applicable; or

(9)  failure to convert any Security of that series into shares of the Company’s Class A Common Stock or cash as provided herein upon exercise of a Holder’s conversion right, unless such failure is cured within five days after written notice of default is given to the Company by the Trustee or the holder of such Security; or

(10)  any other Event of Default provided with respect to Securities of that series.

Section 2.05.    Supplemental Indentures with Consent of Holders.

Except as may be provided by a Future Supplemental Indenture, for the benefit of the Holders of all Securities, including the Debentures, Section 9.2 of the Original Indenture shall be amended by deleting Subsection (1) thereof in its entirety and replacing such Subsection with a new Subsection (1) and adding new Subsections (6), (7), (8) and (9) to Section 9.2 as follows:

(1)  change the Stated Maturity of the principal of, or any premium or installment of interest, including contingent interest, on or any Additional Amounts or Redemption Date with respect to, any Security, or reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest, including contingent interest, thereon or any Additional Amounts with respect thereto, or any amount payable upon the redemption thereof or otherwise, or change the obligation of the Company to pay Additional Amounts pursuant to Section 10.4 (except as contemplated by Section 8.1(1) and permitted by Section 9.1(1)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2 or the amount thereof provable in bankruptcy pursuant to Section 5.4, or adversely affect the right of repayment at the option of any Holder as contemplated by Article 13, or change the Place of Payment, Currency in which the principal of, any premium or interest, including contingent interest, on, or any Additional Amounts with respect to any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of the Holder, on or after the Change of Control Purchase Date or Purchase Date, as applicable), or

(6)  reduce the Redemption Price, Purchase Price or Change of Control Purchase Price of any Debenture, or

(7)  impair the right of any Holder to institute suit for the enforcement of any payment with respect to, or conversion of, any Security, or

(8)  adversely affect the purchase right of the Holders of the Debentures as provided in Article 13 or the right of the Holders of the Debentures to convert any Debenture as provided in Article 16, or

(9)  modify the provisions of Articles 13 or 16 in a manner adverse to the Holders of the Debentures.

Section 2.06.    Unconditional Right of Holders to Receive Principal, Premium and Interest.

Except as may be provided by a Future Supplemental Indenture, for the sole benefit of the Holders of the Debentures, Section 5.8 of the Original Indenture shall be amended by replacing that Section with the following:

SECTION 5.8    Unconditional Right of Holders to Receive Principal, Any Premium, Interest and Additional Amounts.

Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Sections 3.5 and 3.7 hereof) interest and contingent interest, if any, and Additional Amounts, if any, on such Security or payment of such coupon on the respective due dates expressed in such Security or coupon (or in the case of redemption, to receive the Redemption Price and accrued interest and contingent interest, if any, on the Redemption Date, or in the case of a repurchase, to receive the Purchase Price and accrued interest and contingent interest, if any, on the Purchase Date, or in the case of a Change of Control, to receive the Change of Control Purchase Price and accrued interest and contingent interest, if any, on the Change of Control Purchase Date) and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.

Section 2.07.    Selection by Trustee of Securities to be Redeemed.

Except as may be provided by a Future Supplemental Indenture, for the sole benefit of the Holders of the Debentures, Section 11.3 of the Original Indenture shall be amended as follows:

(a)  by deleting the words “by such method” in the first paragraph thereof and, in their place, adding the words “by lot, on a pro rata basis or such other method;” and

(b)  by adding a new sentence at the end thereof as follows:

“If the Trustee selects a portion of a Holder’s Securities of any series for partial redemption and the Holder converts a portion of the same Securities, the converted portion will be deemed to be from the portion selected for redemption.”

Section 2.08.    Conversion Arrangement on Call for Redemption.

Except as may be provided by a Future Supplemental Indenture, for the sole benefit of the Holders of the Debentures, a new Section 11.8 shall be added to the Original Indenture as follows:

SECTION 11.8    Conversion Arrangement on Call for Redemption.

In connection with the Securities of any series, the Company may arrange for the purchase and conversion of any Securities called for redemption and not surrendered for conversion by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 11:00 A.M. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such Securities, is not less than the Redemption Price plus any accrued and unpaid interest and contingent interest, if any, with respect to such Securities. Notwithstanding anything to the contrary contained in this Article 11, the obligation of the Company to pay the Redemption Price of such Securities, including accrued interest and contingent interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid in trust for the Holders by such investment bankers or other purchasers. If such an agreement is entered into, any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the close of business on the second Business Day prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such investment bankers or other purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 16) surrendered by such investment bankers or other purchasers for conversion, all as of immediately prior to the close of business on the Business Day immediately prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent’s prior written consent, no arrangement between the Company and such investment bankers or other purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such investment bankers or other purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability reasonably incurred without negligence or bad faith on its part arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture, in accordance with the indemnity provisions applicable to the Trustee set forth herein.

Section 2.09.    Purchase at the Option of Holders.

Except as may be provided by a Future Supplemental Indenture, for the sole benefit of the Holders of the Debentures, Article 13 of the Original Indenture shall be replaced in its entirety with the following:

ARTICLE 13

PURCHASE AT THE OPTION OF HOLDERS

SECTION 13.1.    Purchase of Debentures by the Company at Option of the Holder.

(a)  General.    Debentures shall be purchased by the Company pursuant to Section 6 of the Debentures at the option of the Holder on September 30, 2006, 2008, 2010, 2012 and 2017 (each, a “Purchase Date”), at a purchase price equal to 100% of the principal amount of those Debentures plus accrued and unpaid interest, including contingent interest, if any, on such Purchase Date (the “Purchase Price”), subject to the provisions of Section 13.3. Purchases of Debentures hereunder shall be made, at the option of the Holder thereof, upon:

(1)  delivery to the Paying Agent by the Holder of a written notice of purchase (a “Purchase Notice”) during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the third Business Day prior to such Purchase Date stating:

(A)  the certificate number of the Debenture which the Holder will deliver to be purchased or the appropriate Depositary procedures if Debentures in certificated form have not been issued,

(B)  the portion of the principal amount of the Debenture which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000,

(C)  that such Debenture shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in Section 6 of the Debentures and in this Indenture, and

(D)  in the event the Company elects, pursuant to Section 13.3(c), to pay the Purchase Price, in whole or in part, in shares of Class A Common Stock but such portion of the Purchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in shares of Class A Common Stock is not satisfied prior to the close of business on the relevant Purchase Date, as set forth in Section 13.3, whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Debentures to which such Purchase Notice relates (stating the principal amount and certificate numbers, if any, of the Debentures as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Debentures (or portions thereof) to which such Purchase Notice relates; and

(2)  delivery of such Debenture to the Paying Agent at any time after delivery of the Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 13.1 only if the Debenture so delivered to the Paying Agent shall conform in all material respects to the description thereof in the related Purchase Notice.

If a Holder, in such Holder’s Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 13.3, fails to indicate such Holder’s choice with respect to the election set forth in clause (D) of Section 13.1(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the entire Purchase Price for all Debentures subject to such Purchase Notice in the circumstances set forth in such clause (D).

The Company shall purchase from the Holder thereof, pursuant to this Section 13.1, a portion of a Debenture, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 13.1 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Debenture.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 13.1(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the third Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 13.4.

The Paying Agent shall promptly notify the Company in writing of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

SECTION 13.2.    Purchase of Debentures at Option of the Holder upon Change of Control.

(a) (1)  If a Change of Control occurs (subject to certain exceptions set forth below), the Debentures not previously purchased by the Company shall be purchased by the Company, at the option of the Holder thereof, at a purchase price equal to 100% of the principal amount of those Debentures plus accrued and unpaid interest, including contingent interest, if any, (the “Change of Control Purchase Price”), as of the date that is 30 days after the date of a notice of Change of Control delivered by the Company (the

“Change of Control Purchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 13.2(c).

A “Change of Control” will be deemed to have occurred at such time after the Debentures are originally issued when any of the following events shall occur:

(i)  the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions, of shares of the Capital Stock of the Company entitling that person to exercise 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in elections of directors, other than any acquisition by any of the Company’s subsidiaries or any of its employee benefit plans; or

(ii)  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(iii)  the Company consolidates or merges with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties and assets to another person, other than:

(A)  any transaction: (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock; and (2) pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such issuance; and (B) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Class A Common Stock, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving Person or a direct or indirect parent of the surviving corporation.

(2)  Notwithstanding the provisions of Section 13.2(a)(1), the Company shall not be required to purchase the Debentures of the Holders if:

(i)  the Sale Price per share of Class A Common Stock for any five Trading Days within (1) the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control under clause (i) or (ii) of Section 13.2(a)(1) above, or (2) the period of 10 consecutive Trading Days ending immediately before the Change of Control, in the case of a Change of Control under clause (iii) of Section 13.2(a)(1) above, equals or exceeds 100% of the Conversion Price of the Debentures in effect on each of those five Trading Days; or

(ii)  100% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) constituting a Change of Control consists of shares of common stock, ordinary shares or American Depositary Shares traded or to be traded immediately following a Change of Control on a national securities exchange or the Nasdaq National Market, and, as a result of the transaction or transactions, the Debentures become convertible into that common stock, ordinary shares or American Depositary Shares (and any rights attached thereto).

For the purposes of this Section 13.2, (x) whether a person is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and (y) the term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

(b)  No later than 30 days after the occurrence of a Change of Control, the Company shall mail a written notice of the Change of Control by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change of Control Purchase Notice to be completed by the Holder and shall briefly state, as applicable:

(1)  the events causing a Change of Control and the date of such Change of Control;

(2)  the date by which the Change of Control Purchase Notice pursuant to this Section 13.2 must be delivered to the Paying Agent in order for a Holder to exercise the repurchase rights;

(3)  the Change of Control Purchase Date;

(4)  the Change of Control Purchase Price;

(5)  whether the Change of Control Purchase Price will be paid in cash or Applicable Stock, or a combination thereof;

(6)  the name and address of the Paying Agent and the Conversion Agent;

(7)  the Conversion Rate and any adjustments thereto;

(8)  that the Debentures as to which a Change of Control Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 16 hereof only if the Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(9)  that the Debentures must be surrendered to the Paying Agent to collect payment;

(10)  that the Change of Control Purchase Price for any Debenture as to which a Change of Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change of Control Purchase Date and the time of surrender of such Debenture as described in (9);

(11)  the procedures the Holder must follow to exercise rights under this Section 13.2;

(12)  the conversion rights, if any, of the Debentures;

(13)  the procedures for withdrawing a Change of Control Purchase Notice;

(14)  that, unless the Company defaults in making payment of such Change of Control Purchase Price, interest, if any, on Debentures surrendered for purchase by the Company will cease to accrue on and after the Change of Control Purchase Date;

(15)  the CUSIP number(s) of the Debentures;

(16)  the matters contemplated by Section 13.3(d); and

(17)  whether any of the provisions set forth in Section 13.2(a)(2) of the Indenture are applicable.

(c)  A Holder may exercise its rights specified in Section 13.2(a) upon delivery of a written notice of purchase (a “Change of Control Purchase Notice”) to the Paying Agent at any time on or prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date stating:

(1)  the certificate number of the Debenture which the Holder will deliver to be purchased or the appropriate depositary procedures if Certificated Debentures have not been issued;

(2)  the portion of the principal amount of the Debenture which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple of $1,000;

(3)  that such Debenture shall be purchased pursuant to the terms and conditions specified in Section 6 of the Debentures and in this Indenture; and

(4)  in the event the Company elects, pursuant to Section 13.3, to pay the Change of Control Purchase Price, in whole or in part, in shares of Applicable Stock but such portion of the Change of Control Purchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Change of Control Purchase Price in shares of Applicable Stock is not satisfied prior to the close of business on the third Business Day prior to the relevant Change of Control Purchase Date, as set forth in Section 13.3, whether such Holder elects (i) to withdraw such Change of Control Purchase Notice as to some or all of the Debentures to which such Change of Control Purchase Notice relates (stating the principal amount and certificate numbers, if any, of the Debentures as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Change of Control Purchase Price for all Debentures (or portions thereof) to which such Change of Control Purchase Notice relates.

“Applicable Stock” means (i) the Class A Common Stock and (ii) in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, ordinary shares or American Depositary Shares of such surviving corporation or its direct or indirect parent corporation.

The delivery of such Debenture to the Paying Agent with the Change of Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section 13.2 and Section 13.3 only if the Debenture so delivered to the Paying Agent shall conform in all material respects to the description thereof set forth in the related Change of Control Purchase Notice.

If a Holder, in such Holder’s Change of Control Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 13.4, fails to indicate such Holder’s choice with respect to the election set forth in Section 13.2(c)(4), such Holder shall be deemed to have elected to receive cash in respect of the entire Change of Control Purchase Price for all Debentures subject to such Change of Control Purchase Notice in the circumstances set forth in such Section 13.2(c)(4).

The Company shall purchase from the Holder thereof, pursuant to this Section 13.2 and Section 13.3, a portion of a Debenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 13.2 and Section 13.3 shall be consummated by the delivery of the consideration to be received by the Holder on the Change of Control Purchase Date.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change of Control Purchase Notice contemplated by this Section 13.2(c) shall have the right to withdraw such Change of Control Purchase Notice at any time prior to the close of business on the last Business Day immediately preceding the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 13.4.

The Paying Agent shall promptly notify the Company in writing of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.

SECTION 13.3.    Company’s Right to Elect Manner of Payment of Purchase Price and Change of Control Purchase Price for Payment.

(a) The Debentures to be purchased on any Purchase Date or Change of Control Purchase Date, as the case may be, pursuant to Section 13.1(a) and 13.2(a), respectively, may be paid for, in whole or in part, at the election of the Company, in U.S. legal tender (“cash”) or shares of Applicable Stock, or in any combination of cash and shares of Applicable Stock, subject to the conditions set forth in Sections 13.3(b) and (c). The Company shall designate, in the Company Notice delivered pursuant to Section 13.3(d), whether the Company will purchase the Debentures for cash or shares of Applicable Stock, or, if a combination thereof, the percentages of the Purchase Price or Change of Control Purchase Price, as the case may be, of Debentures in respect of which it will pay in cash or shares of Applicable Stock; provided that the Company will pay cash for fractional interests in shares of Applicable Stock. For purposes of determining the existence of potential fractional interests, all Debentures subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Debentures are purchased pursuant to Section 13.1 or 13.2, as the case may be, shall receive the same percentage of cash or shares of Applicable Stock in payment of the Purchase Price for such Debentures, except (i) as provided in this Section 13.3(a) with regard to the payment of cash in lieu of fractional shares of Applicable Stock and (ii) in the event that the Company is unable to purchase the Debentures of a Holder or Holders for shares of Applicable Stock because any necessary qualifications or registrations of the shares of Applicable Stock under applicable securities laws cannot be obtained, the Company may purchase the Debentures of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to

Section 13.3(b) or pursuant to Section 13.3(d) in the event of a failure to satisfy, prior to the close of business on the Business Day immediately preceding the Purchase Date or Change of Control Purchase Date, as the case may be, any condition to the payment of the Purchase Price or Change of Control Purchase Price, as the case may be, in whole or in part, in shares of Applicable Stock.

At least three Business Days before each Company Notice Date, the Company shall deliver an Officer’s Certificate to the Trustee specifying:

(i)  the manner of payment selected by the Company,

(ii)  the information required by Section 13.3(d) in the Company Notice,

(iii)  if the Company elects to pay the Purchase Price or Change of Control Purchase Price, as the case may be, or a specified percentage thereof, in shares of Applicable Stock, that the conditions to such manner of payment set forth in Section 13.3(c) have been or will be complied with, and

(iv)  whether the Company desires the Trustee to give the Company Notice required by Section 13.3(d).

(b)  Purchase with Cash.    At the option of the Company, the Purchase Price or Change of Control Purchase Price, as the case may be, of Debentures in respect of which a Purchase Notice pursuant to Section 13.1(a) or Change of Control Purchase Notice pursuant to Section 13.2(c), as the case may be, has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price or Change of Control Purchase Price, or such specified percentage thereof, as the case may be, of such Debentures. The Company Notice, as provided in Section 13.3(d), shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date or Change of Control Purchase Date, as the case may be (the “Company Notice Date”).

(c)  Payment by Issuance of Shares of Class A Common Stock.    On each Purchase Date and Change of Control Purchase Date, as applicable, at the option of the Company, the Purchase Price or Change of Control Purchase Price, as the case may be, of Debentures in respect of which a Purchase Notice pursuant to Section 13.1(a) or Change of Control Purchase Notice pursuant to Section 13.2(c), as the case may be, has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Applicable Stock equal to the quotient obtained by dividing (i) the portion of the Purchase Price or Change of Control Purchase Price, as the case may be, to be paid in shares of Applicable Stock by (ii) 97.5% of the Market Price determined by the Company in good faith in the Company Notice, subject to the next succeeding paragraph.

The Company will not issue fractional shares of Applicable Stock in payment of the Purchase Price or Change of Control Purchase Price, as the case may be. Instead, the Company will pay cash equal to the Market Price times such fraction for all fractional shares. It is understood that if a Holder elects to have more than one Debenture purchased, the number of shares of Applicable Stock shall be based on the aggregate amount of Debentures to be purchased.

If the Company elects to purchase the Debentures by the issuance of shares of Applicable Stock or in any combination of cash and Applicable Stock, the Company Notice, as provided in Section 13.3(d), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

The Company’s right to exercise its election to purchase Debentures through the issuance of shares of Applicable Stock shall be conditioned upon:

(i)  the Company’s not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of an election to purchase all or a specified percentage of the Debentures with shares of Class A Common Stock as provided herein;

(ii)  the registration of such shares of Applicable Stock under the Securities Act and the Exchange Act, in each case, if required;

(iii)  such shares of Applicable Stock being first listed on a national securities exchange or such shares of Applicable Stock being first quoted in an inter-dealer quotation system of any registered United States national securities association;

(iv)  any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

(v)  the receipt by the Trustee of an Officer’s Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the shares of Applicable Stock are in conformity with this Indenture and (B) the shares of Applicable Stock to be issued by the Company in payment of the Purchase Price or Change of Control Purchase Price, as the case may be, in respect of Debentures have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price or Change of Control Purchase Price, as the case may be, in respect of the Debentures, will be validly issued, fully paid and non-assessable and, to the best of such counsel’s knowledge, free from preemptive rights, and, in the case of such Officer’s Certificate, stating that all applicable conditions have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions in clauses (i) through (iv) above have been satisfied.

Such Officer’s Certificate shall also set forth the number of shares of Applicable Stock to be issued for each $1,000 principal amount of Debentures and the Sale Price of a share of Applicable Stock on each Trading Day during the period commencing on the first Trading Day of the period during which the Market Price is calculated and ending on the third day prior to the applicable Purchase Date or Change of Control Purchase Date, as the case may be. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the last day prior to the Purchase Date or Change of Control Purchase Date, as the case may be, and the Company has elected to purchase the Debentures pursuant to this Section 13.3 through the issuance of shares of Applicable Stock, the Company shall pay the entire Purchase Price or Change of Control Purchase Price, as the case may be, of the Debentures of such Holder or Holders in cash.

The “Market Price” means the average of the Sale Prices of the shares of Applicable Stock for the 20-Trading Day period immediately preceding and including the third day prior to the applicable Purchase Date or Change of Control Purchase Date, as the case may be (if the third Business Day prior to the applicable Purchase Date is a Trading Day, or if not, then on the last Trading Day prior to the third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during the 20-Trading Day period and ending on the Purchase Date or Change of Control Purchase Date, as the case may be, of any event described in Sections 16.3 or 16.4, such adjustments to be made in accordance therewith.

The “Sale Price” of the shares of Applicable Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported on the NYSE or, if the shares of Applicable Stock are not listed on the NYSE, as reported on a national securities exchange, or if not reported on a national securities exchange, as reported by the Nasdaq system. In the absence of such quotations, the Company’s Board of Directors shall be entitled to determine the sales price on the basis of such quotations as it considers appropriate in good faith.

Upon determination of the actual number of shares of Applicable Stock to be issued upon redemption or repurchase of Debentures, the Company shall disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information through such other public medium as the Company may use at that time.

(d)  Notice of Election.    In connection with any purchase of Debentures pursuant to Section 6 of the Debentures, the Company shall give notice to Holders setting forth information specified in this Section 13.3(d) (the “Company Notice”).

In the event the Company has elected to pay the Purchase Price or Change of Control Purchase Price, as the case may be (or a specified percentage thereof), with shares of Applicable Stock, the Company Notice shall:

(1)  state that each Holder will receive a number of shares of Applicable Stock with a value equal to 97.5% of the Market Price determined as of a specified date prior to the Purchase Date or Change of Control Purchase Date, as the case may be, equal to such specified percentage of the Purchase Price or Change of Control Purchase Price, as the case may be, of the Debentures held by such Holder (except any cash amount to be paid in lieu of fractional shares);

(2)  set forth the method of calculating the Market Price of the shares of Applicable Stock; and

(3)  state that because the Market Price of shares of Applicable Stock will be determined prior to the Purchase Date or Change of Control Purchase Date, as the case may be, Holders of the Debentures will bear the market risk with respect to the value of the shares of Applicable Stock to be received from the date such Market Price is determined to the Purchase Date or Change of Control Purchase Date, as the case may be.

In any case, each Company Notice shall include a form of Purchase Notice or Change of Control Purchase Notice, as the case may be, to be completed by a Holder and shall briefly state, as applicable:

(i)  the Purchase Price or Change of Control Purchase Price, as the case may be, and the Conversion Rate;

(ii)  the name and address of the Paying Agent and the Conversion Agent;

(iii)  that Debentures as to which a Purchase Notice or Change of Control Purchase Notice, as the case may be, has been given may be converted if they are otherwise convertible only in accordance with Article 16 hereof and Section 8 of the Debentures if the applicable Purchase Notice or Change of Control Purchase Notice, as the case may be, has been withdrawn in accordance with the terms of this Indenture;

(iv)  that Debentures must be surrendered to the Paying Agent to collect payment;

(v)  that the Purchase Price or Change of Control Purchase Price, as the case may be, for any security as to which a Purchase Notice or Change of Control Purchase Notice, as the case may be, has been given and not withdrawn will be paid promptly following the later of the Purchase Date or Change of Control Purchase Date, as the case may be, and the time of surrender of such Debenture as described in (iv);

(vi)  the procedures the Holder must follow to exercise its put rights under Section 13.1 or 13.2, as the case may be, and a brief description of those rights;

(vii)  the conversion rights of the Debentures;

(viii)  the procedures for withdrawing a Purchase Notice or Change of Control Purchase Notice, as the case may be (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 13.1(a)(1)(D), Section 13.2(c)(4) or Section 13.4);

(ix)  that, unless the Company defaults in making payment on Debentures for which a Purchase Notice or Change of Control Purchase Notice, as the case may be, has been submitted, interest, if any, on such Debentures will cease to accrue on the Purchase Date or Change of Control Purchase Date, as the case may be; and

(x)  the CUSIP number of the Debentures.

At the Company’s request, the Trustee shall give such Company Notice in the Company’s name and at the Company’s expense to the Holders; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

(e)  Covenants of the Company.    All shares of Class A Common Stock delivered upon purchase of the Debentures shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

(f)  Taxes.    If a Holder of a purchased Debenture is paid in shares of Applicable Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Applicable Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Applicable Stock to be issued in a name other than the Holder’s name. The Paying Agent may refuse to deliver the certificates representing the shares of Applicable Stock being issued in a name other than the Holder’s name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Applicable Stock are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any income tax withholding required by law or regulations.

SECTION 13.4.    Effect of Purchase Notice or Change of Control Purchase Notice.

Upon receipt by the Paying Agent of the Purchase Notice or Change of Control Purchase Notice specified in Section 13.1(a) or Section 13.2(c), as applicable, the Holder of the Debenture in respect of which such Purchase Notice or Change of Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change of Control Purchase Notice, as the case may be, is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change of Control Purchase Price, as the case may be, with respect to such Debenture. Such Purchase Price or Change of Control Purchase Price shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change of Control Purchase Date, as the case may be, with respect to such Debenture (provided the conditions in Section 13.1(a) or Section 13.2(c), as applicable, have been satisfied) and (y) the time of delivery of such Debenture to the Paying Agent by the Holder thereof in the manner required by Section 13.1 (a) or Section 13.2(c), as applicable. Debentures in respect of which a Purchase Notice or Change of Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 16 hereof on or after the date of the delivery of such Purchase Notice or Change of Control Purchase Notice unless such Purchase Notice or Change of Control Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Purchase Notice or Change of Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change of Control Purchase Notice, as the case may be, at any time prior to the close of business on the third Business Day prior to the Purchase Date or the close of business on the Business Day immediately preceding the Change of Control Purchase Date, as the case may be, specifying:

(1)  the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted,

(2)  the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

(3)  the principal amount, if any, of such Debenture which remains subject to the original Purchase Notice or Change of  Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding Section or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 13.1(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 13.1(a)(1)(D) and the preceding Section and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

A written notice of withdrawal of a Change of Control Purchase Notice may be in the form set forth in the preceding Section or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 13.2(c)(4) or (ii) a conditional withdrawal containing the information set forth in Section 13.2(c)(4) and the preceding Section and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

There shall be no purchase of any Debentures pursuant to Section 13.1 or 13.2 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Debentures, of the required Purchase Notice or Change of Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change of Control Purchase Price, as the case may be, with respect to such Debentures). The Paying Agent will promptly return to the respective Holders thereof any Debentures (x) with respect to which a Purchase Notice or Change of Control Purchase Notice, as the case may be, has been withdrawn in compliance with the Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change of Control Purchase Price, as the case may be, with respect to such Debentures) in which case, upon such return, the Purchase Notice or Change of Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 13.5.    Deposit of Purchase Price or Change of Control Purchase Price.

Prior to 10:00 a.m. (local time in The City of New York) on the Business Day following the Purchase Date or the Change of Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 10.3 hereof) an amount of cash (in immediately available funds if deposited on such Business Day) or Applicable Stock, if permitted hereunder, sufficient as evidenced in writing by a certified public accountant to pay the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of all the Debentures or portions thereof which are to be purchased as of the Purchase Date or Change of Control Purchase Date, as the case may be.

As soon as practicable after the Purchase Date or Change of Control Purchase Date, as the case may be, the Company shall deliver to each Holder entitled to receive shares of Applicable Stock through the Paying Agent, a certificate for the number of full shares of Applicable Stock issuable in payment of the Purchase Price or Change of Control Purchase Price, as the case may be, and cash in lieu of any fractional interests. The person in whose name the certificate for the shares of Applicable Stock is registered shall be treated as a holder of record of Applicable Stock on the Business Day following the Purchase Date or Change of Control Purchase Date, as the case may be. Except as otherwise provided herein, no payment or adjustment will be made for dividends on the shares of Applicable Stock the record date for which occurred on or prior to the Purchase Date or Change of Control Purchase Date, as the case may be.

If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Purchase Price or Change of Control Purchase Price of, and any accrued and unpaid interest, including contingent interest, if any, with respect to, any Debenture for which a Purchase Notice or Change of Control Purchase Notice, as the case may be, has been tendered and not withdrawn in accordance with this Indenture then, on the Purchase Date or Change of Control Purchase Date, as the case may be, such Debenture will cease to be Outstanding and the right of the Holder in respect thereof shall terminate (other than the right to receive the Purchase Price or Change of Control Purchase Price, as the case may be, and any accrued and unpaid interest, including contingent interest, if any, as aforesaid).

SECTION 13.6.    Debentures Purchased in Part.

Any Debenture in certified form which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge, a new

Debenture or Debentures, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Debenture so surrendered which is not purchased.

SECTION 13.7.    Covenant to Comply With Securities Laws Upon Purchase of Debentures.

When complying with the provisions of Section 13.1 or 13.2 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 13.1 and 13.2 to be exercised in the time and in the manner specified in Sections 13.1 and 13.2.

SECTION 13.8.    Repayment to the Company.

The Trustee and the Paying Agent shall return to the Company any cash or shares of Class A Common Stock that remain unclaimed as provided in Section 12 of the Debentures, together with interest or dividends, if any, thereon (subject to the provisions of Section 6.6), held by them for the payment of the Purchase Price or Change of Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Class A Common Stock deposited by the Company pursuant to Section 13.5 exceeds the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of the Debentures or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change of Control Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Change of Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 6.6 hereof).

Section 2.10.    Application of the Article of the Indenture Regarding Defeasance and Covenant Defeasance.

Section 4.2 of the Original Indenture concerning defeasance and covenant defeasance of the Securities shall not apply to the Debentures.

Section 2.11.    Conversions.

Except as may be provided by a Future Supplemental Indenture, for the sole benefit of the Holders of the Debentures, a new Article 16 shall be added to the Original Indenture as follows:

ARTICLE 16

CONVERSIONS

SECTION 16.1.    Conversion Privilege.

(a)  Subject to and upon compliance with the provisions of this Article 16, a Holder of a Debenture shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of such Debenture into shares of Class A Common Stock at the Conversion Price in effect on the date of conversion:

(1)  from and after the day following the last Trading Day of any Measurement Period, if the Sale Price of the Class A Common Stock for at least 20 Trading Days in the Measurement Period exceeds 120% of the Conversion Price in effect as of the last day of such Measurement Period (in the event that the Conversion Price on such last day of such Measurement Period is not the same as the Conversion Price in effect for each of the Trading Days in such Measurement Period, the Conversion Agent shall make such adjustments as it, in its discretion, deems appropriate in determining whether the foregoing condition has been met);

(2)  at any time after the 30th day following the initial issuance of the Debentures in which the Debentures are rated by Moody’s Investors Service, Inc. below “Ba3” and by Standard & Poor’s Rating Services below “BB-” (or equivalent successor ratings) or the credit ratings assigned to the Debentures are suspended or withdrawn by both rating agencies, or only one rating agency is rating the Debentures and the rating is below the level specified above;

(3)  at any time prior to the close of business on the second Business Day preceding the Redemption Date, if such Debenture has been called for redemption pursuant to Article 11 hereof; or

(4)  as provided in Section (b) of this Section 16.1.

The Company shall, and any Holder may, notify the Trustee and the Conversion Agent of the date on which the Debentures first became convertible, which notice shall set forth any calculations on which such determination was made, and the Conversion Agent shall confirm the accuracy of such determination. Unless and until the Trustee and the Conversion Agent receive such notice, they may assume without inquiry that the Debentures are not convertible. Whenever the Debentures shall become convertible pursuant to Section 16.1, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders in writing of the event triggering such convertibility in the manner provided in Section 1.6, and the Company shall also publicly announce such information and publish it on the Company’s Web site. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

(b)  In addition, in the event that:

(1) (A)  the Company distributes to all holders of its shares of Class A Common Stock rights or warrants entitling them (for a period expiring within 60 days of the Record Date for such distribution) to subscribe for or purchase shares of Class A Common Stock, at a price per share less than the Sale Price of the Class A Common Stock on the Business Day immediately preceding the announcement of such distribution, (B) the Company distributes to all holders of its shares of Class A Common Stock, cash or other assets, debt securities or rights or warrants to purchase its securities, where the Fair Market Value (as determined in good faith by the Board of Directors of the Company) of such distribution per share of Class A Common Stock exceeds 10% of the Sale Price of a share of Class A Common Stock on the Business Day immediately preceding the date of declaration of such distribution, or (C) a Change of Control occurs but Holders of Debentures do not have the right to require the Company to purchase their Debentures as a result of such Change of Control, because of the provisions set forth in Section 13.2(a)(2), then, in each case, the Debentures may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such distribution, in the case of (A) or (B), or within 30 days after the occurrence of the Change of Control, in the case of (C), until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Time or the date the Company announces that such distribution will not take place, in the case of (A) or (B), or the earlier of 30 days after the Company’s delivery of the Change of Control Purchase Notice or the date the Company announces that the Change of Control will not take place, in the case of (C).

(2)  the Company consolidates with or merges into another corporation, or is a party to a binding share exchange pursuant to which the shares of Class A Common Stock would be converted into cash, securities or other property as set forth in Section 16.4 hereof, then the Debentures may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time of such transaction until 15 days after the actual date of such transaction.

“Conversion Value”, on any day, means the product of the Sale Price for the Class A Common Stock multiplied by the then-current Conversion Rate.

“Ex-Dividend Time” means, with respect to any issuance or distribution on shares of Class A Common Stock, the first date on which the shares of Class A Common Stock trade regular way on the principal securities market on which the shares of Class A Common Stock are then traded without the right to receive such issuance or distribution.

“Measurement Period” means the first 30 Trading Days in any fiscal quarter, beginning with the first fiscal quarter of 2003.

The Conversion Rate, at any time, shall equal (A) $1,000 divided by (B) the Conversion Price at such time, rounded to four decimal places (rounded up if the fifth decimal place thereof is 5 or more and otherwise rounded down).

SECTION 16.2.    Conversion Procedure; Conversion Price; Fractional Shares.

(a)  Each Debenture shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Class A Common Stock. The Debenture will be converted into shares Class A Common Stock at the Conversion Price therefor. No payment or adjustment shall be made in respect of dividends on the Class A Common Stock or accrued interest or accrued and unpaid contingent interest, if any, on a converted Debenture, except as described in Section 16.9 hereof. The Company shall not issue any fraction of a share of Class A Common Stock in connection with any conversion of Debentures, but instead shall, subject to Section 16.3(h) hereof, make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Sale Price of the Class A Common Stock on the last Trading Day prior to the date of conversion. Notwithstanding the foregoing, a Debenture in respect of which a Holder has delivered a Purchase Notice or Change of Control Purchase Notice exercising such Holder’s option to require the Company to repurchase such Debenture may be converted only if such notice of exercise is withdrawn in accordance with the Section 13.4 hereof.

(b)  Before any Holder of a Debenture shall be entitled to convert the same into Class A Common Stock, such Holder shall, in the case of Debentures issued in global form, comply with the procedures of the Depository in effect at that time, and in the case of definitive Debentures, surrender such Debentures, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Debenture to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Class A Common Stock to be issued.

Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest on the Debentures, as provided in Section 16.9, and all taxes or duties, if any, as provided in Section 16.8.

If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares of Class A Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Debenture (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Debenture, or to such Holder’s nominee or nominees, certificates for the number of full shares of Class A Common Stock to which such Holder shall be entitled as aforesaid, together, subject to the next to last sentence of Section (a) above, with cash in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Class A Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Class A Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

(c)  A Debenture shall be deemed to have been converted as of the close of business on the date of the surrender of such Debenture for conversion as provided above, and the person or persons entitled to receive the Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Class A Common Stock as of the close of business on such date.

(d)  In case any Debenture shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Debenture so surrendered, without charge to such Holder (subject to the provisions of Section 16.8 hereof), a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debentures.

SECTION 16.3.    Adjustment of Conversion Price for Class A Common Stock.

The Conversion Price shall be adjusted from time to time as follows:

(a)  In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, pay a dividend or make a distribution in shares of Class A Common Stock to all holders of its outstanding shares of Class A Common Stock, then the Conversion Price in effect at the opening of business on the date next following the record date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

(1)  the numerator of which shall be the number of shares of Class A Common Stock outstanding at the close of business on the Record Date fixed for such determination; and

(2)  the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

Such reduction shall become effective immediately after the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this Section 16.3(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(b)  In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, subdivide its outstanding shares of Class A Common Stock into a greater number of shares of Class A Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the Company shall, at any time or from time to time while any of the Debentures are outstanding, combine its outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased.

Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(c)  In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, issue rights or warrants (other than any rights or warrants referred to in Section 16.3(d)), or securities convertible into or exchangeable or exercisable for Class A Common Stock, to all holders of its shares of Class A Common Stock entitling them to subscribe for or purchase shares of Class A Common Stock (or securities convertible into or exchangeable or exercisable for shares of Class A Common Stock), at a price per share (or having a conversion price per share) less than the Sale Price on the Business Day immediately preceding the date of the announcement of such issuance (treating the conversion price per share of the securities convertible into Class A Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into Class A Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Class A Common Stock divided by (y) the number of shares of Class A Common Stock initially underlying such convertible security), then the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such date of announcement by a fraction:

(1)  the numerator of which shall be the number of shares of Class A Common Stock outstanding on the close of business on the date of announcement, plus the number of shares or securities which the aggregate offering price of the total number of shares or securities so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Sale Price of the Class A Common Stock; and

(2)  the denominator of which shall be the number of shares of Class A Common Stock outstanding at the close of business on the date of announcement, plus the total number of additional shares of Class A Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

Such adjustment shall become effective immediately after the opening of business on the day following the date of announcement of such issuance. To the extent that shares of Class A Common Stock (or securities convertible into shares of Class A Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Class A Common Stock (or securities convertible into shares of

Class A Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Class A Common Stock at less than such Sale Price, and in determining the aggregate offering price of such shares of Class A Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration if other than cash, to be determined in good faith by the Board of Directors of the Company.

(d)  In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, by dividend or otherwise, distribute to all holders of its shares of Class A Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Class A Common Stock is not changed or exchanged), shares of its capital stock (other than any dividends or distributions to which Section 16.3(a) applies), evidences of its Indebtedness or other assets, including securities, but excluding (i) any rights or warrants referred to in Section 16.3(c), (ii) dividends or distributions of stock referred to in Section 16.3(a), (iii) dividends and distributions of stock, securities or other property or assets (including cash) in connection with the reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 16.4 applies and (iv) dividends and distributions paid exclusively in cash referred to in Section 16.3(e) (such capital stock, evidence of its indebtedness, other assets or securities being distributed hereinafter in this Section 16.3(d) called the “Distributed Assets”), then, in each such case, subject to the other provisions of this Section 16.3(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

(1)  the numerator of which shall be the Current Market Price of the Class A Common Stock, less the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Class A Common Stock (determined on the basis of the number of shares of Class A Common Stock outstanding on the Record Date) (determined as provided in Section 16.3(g)) on such date; and

(2)  the denominator of which shall be such Current Market Price.

Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 16.3(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 16.3(g) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company’s Subsidiaries (a “Spin-Off”), the Fair Market Value of the securities to be distributed shall equal the average of the closing sale prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth Trading Day of those securities after the effectiveness of the Spin-Off, and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Sale Price for the Class A Common Stock on the same Trading Day.

Rights or warrants distributed by the Company to all holders of its shares of Class A Common Stock entitling them to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”), (i) are deemed to be transferred with such shares of Class A Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of shares of Class A Common Stock shall be deemed not to have been distributed for purposes of this Section 16.3(d) (and no adjustment to the Conversion Price under this Section 16.3(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 16.3(d):

(1)  in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of Class A Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Class A Common Stock as of the date of such redemption or repurchase; and

(2)  in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

For purposes of this Section 16.3(d) and Sections 16.3(a), 16.3(b) and 16.3(c), any dividend or distribution to which this Section 16.3(d) is applicable that also includes (i) shares of Class A Common Stock, (ii) a subdivision or combination of shares of Class A Common Stock to which Section 16.3(b) applies or (iii) rights or warrants to subscribe for or purchase shares of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock to which Section 16.3(c) applies (or any combination thereof), shall be deemed instead to be:

(1)  a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Class A Common Stock, such subdivision or combination or such rights or warrants or securities convertible into or exercisable or exchangeable for Class A Common Stock to which Sections 16.3(a), 16.3(b) and 16.3(c) apply, respectively (and any Conversion Price reduction required by this Section 16.3(d) with respect to such dividend or distribution shall then be made), immediately followed by

(2)  a dividend or distribution of such shares of Class A Common Stock, such subdivision or combination or such rights or warrants or securities convertible into or exercisable or exchangeable for Class A Common Stock (and any further Conversion Price reduction required by Sections 16.3(a), 16.3(b) and 16.3(c) with respect to such dividend or distribution shall then be made), except:

(A)  the Record Date of such dividend or distribution shall be substituted as (i) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 16.3(a), (ii) “the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of Section 16.3(b), and (iii) as “the date fixed for the determination of stockholders entitled to receive such rights or warrants,” “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section 16.3(c); and

(B)  any shares of Class A Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 16.3(a) and any reduction or increase in the number of shares of Class A Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

In the event of any distribution referred to in this Section 16.3(d) in which (1) the Fair Market Value (as determined in good faith by the Board of Directors) of such distribution applicable to one share of Class A Common Stock (determined as provided above) equals or exceeds the average of the Sale Prices of the Class A Common Stock over the ten consecutive Trading Day period ending on the Record Date for such distribution or (2) the average of the Sale Prices of the Class A Common Stock over the ten consecutive Trading Day period ending on the Record Date for such distribution exceeds the Fair Market Value of such distribution by less than $1.00, then, in each such case, in lieu of an adjustment to the Conversion Price, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Debenture, in addition to shares of Class A Common Stock, the kind and amount of such distribution such Holder would have received had such Holder converted such Debenture immediately prior to the Record Date for determining the shareholders entitled to receive the distribution.

In the event of any distribution referred to in Section 16.3(c) or 16.3(d), where, in the case of a distribution described in Section 16.3(d), the Fair Market Value of such distribution per share of Class A Common Stock (as determined in good faith by the Board of Directors) exceeds 10% of the Sale Price of a share of Class A Common Stock on the Business Day immediately preceding the declaration date for such distribution, then, if such distribution would also trigger a conversion right under Section 16.1(b) or the Debentures are otherwise convertible pursuant to this Article 16, the Company will be required to give notice to the Holders of Debentures at least 20 days prior to the Ex-Dividend Time for the distribution and, upon the giving of notice, the Debentures may be surrendered for conversion at any time thereafter, until the close of business on the Business Day prior to the Ex-Dividend Time or the Company announces that such distribution will not take place. No adjustment to the Conversion Price or the ability of a Holder of a Debenture to convert will be made if the Holder will otherwise participate in such distribution without conversion.

(e)  In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, by dividend or otherwise, distribute to all holders of its shares of Class A Common Stock, cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 16.4 applies or as part of a distribution referred to in Section 16.3(d)), in an aggregate amount that, combined together with:

(1)  the aggregate amount of any other such distributions to all holders of shares of Class A Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 16.3(e) has been made; and

(2)  the aggregate amount of any cash, plus the fair market value, as of the expiration of such tender offer, of any other consideration paid in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the shares of Class A Common Stock concluded within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to Section 16.3(f) has been made;

exceeds 10% of the product of the Sale Price of the Class A Common Stock on the Record Date with respect to such distribution, times the number of shares of Class A

Common Stock outstanding on such date (such excess over 10%, the “Excess Amount”), then, and in each case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business of such Record Date by a fraction:

(1)  the numerator of which shall be equal to the Current Market Price on the Record Date, less an amount equal to the quotient of (x) the Excess Amount and (y) the number of shares of Class A Common Stock outstanding on the Record Date; and

(2)  the denominator of which shall be equal to the Current Market Price on such date.

However, in the event that the then Fair Market Value (as so determined) of the portion of cash and other securities, if any, so distributed applicable to one share of Class A Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Debenture (or any portion thereof) the amount of cash in the Excess Amount such Holder would have received had such Holder converted such Debenture (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(f)  In case a tender offer made by the Company or any of its Subsidiaries for all or any portion of the shares of Class A Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of shares tendered) of an aggregate consideration having a Fair Market Value (as determined in good faith by the Board of Directors) that combined together with:

(1) the aggregate amount of the cash, plus the fair market value, as of the expiration of such tender offer, of any other consideration payable in respect of any other tender offers, by the Company or any of its Subsidiaries for all or any portion of the shares of Class A Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 16.3(f) has been made; and

(2) the aggregate amount of any distributions to all holders of shares of Class A Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 16.3(e) has been made;

exceeds 10% of the product of the Sale Price of the Class A Common Stock as of the last time (the “Expiration Time”) tenders could have been made pursuant to such tender offer (as it may be amended), times the number of shares of Class A Common Stock outstanding (including any tendered shares) on the Expiration Time (such excess, the “Excess Tender Amount”), then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction:

(1)  the numerator of which shall be the (x) the product of (i) the number of shares of Class A Common Stock outstanding (including any tendered shares) at the Expiration Time and (ii) the Current Market Price of the Class A Common Stock at the Expiration Time, less (y) the Excess Tender Amount; and

(2)  the denominator shall be the product of the number of shares of Class A Common Stock outstanding (including any tendered shares) at the Expiration Time and the Current Market Price of the Class A Common Stock at the Expiration Time.

Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all or a portion of such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such (or such portion of the) tender offer had not been made. If the application of this Section 16.3(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 16.3(f).

Pursuant to rights issued under any of the Company’s rights plans, if holders of the Debentures exercising the right of conversion attaching after the date the rights separate from the underlying Class A Common Stock are not entitled to receive the rights that would otherwise be attributable to the shares of Class A Common Stock received upon conversion, the Conversion Price will be adjusted as though the rights were being distributed to holders of Class A Common Stock on the date of such separation. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment will be made to the conversion price on an equitable basis.

(g)  For purposes of this Article 16, the following terms shall have the meanings indicated:

“Current Market Price” on any date means the average of the daily Sale Prices per share of Class A Common Stock for the ten consecutive Trading Days immediately prior to such date; provided, however, that if:

(1)  the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 16.3(a), (b), (c), (d), (e), or (f) occurs during such ten consecutive Trading Days, the Sale Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by dividing such Sale Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

(2)  the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 16.3(a), (b), (c), (d), (e), or (f) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

(3)  the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Sale Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 16.3(d), (e) or (f)) of the evidences of Indebtedness, shares of capital stock or assets being distributed applicable to one share of Class A Common Stock as of the close of business on the day before such “ex” date.

For purposes of any computation under Section 16.3(f), if the “ex” date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 16.3(a), (b), (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, when used:

(1)  with respect to any issuance or distribution, means the first date on which the shares of Class A Common Stock trade regular way on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such issuance or distribution;

(2)  with respect to any subdivision or combination of shares of Class A Common Stock, means the first date on which the shares of Class A Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

(3)  with respect to any tender or exchange offer, means the first date on which the shares of Class A Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 16.3, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 16.3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

“Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction (as determined in good faith by the Board of Directors, whose good faith determination shall be conclusive).

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Class A Common Stock have the right to receive any cash, securities or other property or in which the shares of Class A Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(h)  The Company shall be entitled to make such additional reductions in the Conversion Price, in addition to those required by Sections 16.3(a), (b), (c), (d), (e) and (f), as shall be necessary in order that any dividend or distribution of Class A Common Stock, any subdivision, reclassification or combination of shares of Class A Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Class A Common Stock for United States Federal income tax purposes.

(i)  To the extent permitted by applicable law, the Company may, from time to time, reduce the Conversion Price by any amount for any period of time, if such period is at least 20 days, the Board of Directors determines that the reduction in the Conversion Price is in the best interest of the Company, and the reduction is irrevocable during the period. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Debentures maintained by the Registrar, at least 15 days prior to the date the reduced Conversion Price takes effect, a notice of the reduction stating the reduced Conversion Price and the period during which it will be in effect.

(j)  In any case in which this Section 16.3 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the statement referred to in Section 16.5) issuing to the Holder of any Debentures converted after such Record Date the shares of Class A Common Stock issuable upon such conversion over and above the shares of Class A Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(k)  All calculations under this Section 16.3 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 16.3, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of such price. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such price. Any adjustments under this Section 16.3 shall be made successively whenever an event requiring such an adjustment occurs.

(l)  In the event that at any time, as a result of an adjustment made pursuant to this Section 16.3, the Holder of any Debentures thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Class A Company other than shares of Class A Common Stock into which the Debentures originally were convertible, the Conversion Price of such other shares so receivable upon conversion of any such Debenture shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Class A Common Stock contained in subparagraphs (a) through (1) of this Section 16.3, and the provision of Sections 16.1, 16.2 and 16.4 through 16.9 with respect to the Class A Common Stock shall apply on like or similar terms to any such other shares and the good faith determination of the Board of Directors as to any such adjustment shall be conclusive.

(m)  No adjustment shall be made pursuant to this Section 16.3(i) if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Class A Common Stock or (ii) if the Holders of the Debentures may participate in the transaction that would otherwise give rise to an adjustment pursuant to this Section 16.3.

SECTION 16.4.    Consolidation or Merger of the Company.

If any of the following events occurs, namely:

(1)  any reclassification or change of the outstanding Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(2)  any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Class A Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Class A Common Stock; or

(3)  any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Class A Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Class A Common Stock;

the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Debentures shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Debentures been converted into Class A Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Class A Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Class A Common Stock in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section 16.4, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 16. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Class A Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 13 hereof.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, in accordance with Section 1.6 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 16.4 shall similarly apply to successive reclassifications, changes, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

If this Section 16.4 applies to any event or occurrence, Section 16.3 shall not apply.

SECTION 16.5.    Notice of Adjustment.

Whenever an adjustment in the Conversion Price with respect to the Debentures is required:

(1)  the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

(2)  a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 1.6 of this Indenture. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

SECTION 16.6.    Notice in Certain Events.

In case:

(1)  of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Company; or

(2)  of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(3)  of any action triggering an adjustment of the Conversion Price referred to in clauses (x) or (y) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Debentures in the manner provided in Section 1.6 of this Indenture, at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants or other securities triggering an adjustment to the Conversion Price pursuant to this Article 16, or, if a record is not to be taken, the date as of which the holders of record of Class A Common Stock entitled to such distribution, rights or warrants or other securities are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Price pursuant to this Article 16 is expected to become effective, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger sale, conveyance, dissolution, liquidation or winding up.

Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (1), (2) or (3) of this Section 16.6.

SECTION 16.7.    Company To Reserve Stock: Registration; Listing.

(a)  The Company shall use its commercially reasonable efforts to cause its Restated Articles of Incorporation to be amended to increase the number of authorized shares of Class A Common Stock to not less than 60,000,000 (the “Amendment”). Without limiting the generality of the foregoing, the Company shall submit the Amendment to its shareholders for their approval at the annual meeting of shareholders next succeeding the issuance of the Debentures, and recommend in the proxy statement relating to such annual meeting that the shareholders approve the Amendment. From the date hereof until the amendment of the Company’s Restated Articles of Incorporation as contemplated by the Amendment, the Company shall, in accordance with the laws of the Commonwealth of Pennsylvania, at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Class A Common Stock, not less than 5,000,000 shares of Class A Common Stock. Thereafter, Company shall, in accordance with the laws of the Commonwealth of Pennsylvania, at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Class A Common Stock for the purpose of effecting the conversion of the Debentures, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all Debentures then Outstanding into such Class A Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Debentures would be held by a single Holder); provided, however, that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Debentures by delivery of purchased shares of Class A Common Stock which are then held in the treasury of the Company. The Company covenants that all shares of Class A Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 16.8, taxes with respect to the issue thereof.

(b)  If any shares of Class A Common Stock which would be issuable upon conversion of Debentures hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will use its commercially reasonable efforts to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Class A Common Stock shall be listed on the Nasdaq National Market System, the Company will use its commercially reasonable efforts, if permitted by the rules of such exchange, to list and keep listed all Class A Common Stock issuable upon conversion of the Debentures, and the Company will use its commercially reasonable efforts to list the shares of Class A Common Stock required to be delivered upon conversion of the Debentures prior to such delivery upon any other national securities exchange upon which the outstanding Class A Common Stock is listed at the time of such delivery.

SECTION 16.8.    Taxes on Conversion.

The issue of stock certificates on conversion of Debentures shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of Debentures pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock or the portion, if any, of the Debentures which are not so converted in a name other than that in which the Debentures so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

The Company agrees, and each Holder is deemed to agree, that delivery to such Holder of the full number of Class A Common Stock into which each Debenture is convertible, together with any cash payment of such Holder’s fractional shares or otherwise in accordance with Section 16.13, will be treated as a contingent payment (in an amount equal to the sum of the then Fair Market Value of such Class A Common Stock and such cash payment, if any) on the Debentures for purposes of the Contingent Payment Debt Regulations governing contingent payment debt obligations.

SECTION 16.9.    Conversion After Record Date.

Except as provided below, if any Debentures are surrendered for conversion on any day other than an Interest Payment Date, the Holder of such Debentures shall not be entitled to receive any interest that has accrued on such Debentures since the prior Interest Payment Date. By delivery to the Holder of the number of shares of Class A Common Stock or other consideration issuable upon conversion in accordance with this Article 16, any accrued and unpaid interest on such Debentures will be deemed to have been paid in full.

If any Debentures are surrendered for conversion subsequent to the Record Date preceding an Interest Payment Date but prior to such Interest Payment Date, the Holder of such Debentures at the close of business on such Record Date shall receive the interest payable on such Debenture on such Interest Payment Date notwithstanding the conversion thereof. Debentures surrendered for conversion during the period from the close of business on any Record Date preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Debentures which have been called for redemption on a Redemption Date within such period) be accompanied by payment by Holders, for the account of the Company, in New York Clearing House funds or other funds of an amount equal to the interest payable on such Interest Payment Date on the Debentures being surrendered for conversion. Except as provided in this Section 16.9, no adjustments in respect of payments of interest, including contingent interest, if any, on Debentures surrendered for conversion or any dividends or distributions or interest on the Class A Common Stock issued upon conversion shall be made upon the conversion of any Debentures.

SECTION 16.10.    Company Determination Final.

Any determination that the Company or the Board of Directors must make pursuant to this Article 16 shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a Board Resolution.

SECTION 16.11.    Responsibility of Trustee for Conversion Provisions.

The Trustee has no duty to determine when an adjustment under this Article 16 should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Debentures. The Trustee shall not be responsible for any failure of the Company to comply with this Article 16. Each Conversion Agent other than the Company shall have the same protection under this Section 16.11 as the Trustee.

The rights, privileges, protections, immunities and benefits given to the Trustee under the Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

SECTION 16.12.    Unconditional Right of Holders to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to convert its Debenture in accordance with this Article 16 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

SECTION 16.13.    Cash Conversion Option.

(a)  If a Holder elects to convert all or any portion of a Debenture into shares of Class A Common Stock as set forth in Section 16.1, the Company may choose to satisfy all or any portion of its conversion obligation (the “Conversion Obligation”) in cash. Upon such election, the Company will notify such Holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as a percentage of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following receipt of written notice of conversion as specified in Section 16.2 (such period, the “Cash Settlement Notice Period”). If the Company elects to pay cash for any portion of the shares otherwise issuable to the Holder, the Holder may retract the conversion notice at any time during the two Business Day period beginning on the day after the final day of the Cash Settlement Notice Period (a “Conversion Retraction Period”); no such retraction may be made (and a conversion notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares). If the conversion notice has not been retracted, then settlement (in cash and/or shares) will occur on the Business Day following the final day of the 20 Trading Day period beginning on the day after the final day of the Conversion Retraction Period (the “Cash Settlement Averaging Period”). Settlement amounts will be computed as follows:

(i)  if the Company elects to satisfy the entire Conversion Obligation in shares of Class A Common Stock, the Company will deliver to such Holder a number of shares equal to (1) the aggregate original principal amount at maturity of the Debentures to be converted divided by 1,000, multiplied by (2) the Conversion Rate;

(ii)  if the Company elects to satisfy the entire Conversion Obligation in cash, the Company will deliver to such Holder cash in an amount equal to the product of:

(1)  a number equal to (x) the aggregate original principal amount at maturity of Debentures to be converted divided by 1,000, multiplied by (y) the Conversion Rate, and

(2)  the average Sales Price of the Class A Common Stock during the Cash Settlement Averaging Period; and

(iii)  if the Company elects to satisfy a fixed portion (other than 100%) of the Conversion Obligation in cash, the Company will deliver to such Holder such cash amount (“Cash Amount”) and a number of shares equal to the excess, if any, of the number of shares calculated as set forth in clause (i) above over the number of shares equal to the sum, for each day of the Cash Settlement Averaging Period, of (x) the pro rated portion of the Cash Amount for such day divided by (y) the Sales Price of the Class A Common Stock on such day.

Notwithstanding the foregoing, a Debenture in respect of which a Holder has delivered a Purchase Notice or Change of Control Purchase Notice exercising such Holder’s option to require the Company to repurchase such Debenture may be converted as described in this Section 16.13 (a) only if such notice of exercise is withdrawn in accordance with the Section 13.4 hereof.

(b)  If a Holder elects to convert all or any portion of a Debenture into shares of Class A Common Stock after the Company has exercised its right to redeem all or any portion of the Debentures pursuant to Section 5 of the Debentures or within 20 days of the Stated Maturity, the Company may choose to satisfy all or any portion of the Conversion Obligation in cash provided the Company notifies such Holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as a percentage of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is 20 days prior to Stated Maturity or Redemption Date. Settlement amounts will be computed in the same manner as set forth in (a) above except that the “Cash Settlement Averaging Period” shall be the 20 Trading Day period beginning on the day after the Stated Maturity or Redemption Date, as the case may be. Settlement (in cash and/or shares) will occur on the Business Day following the final day of such Cash Settlement Averaging Period.

Section 2.11.    Additional Amounts.

Notwithstanding the provisions of Sections 5.8 and 10.4 of the Original Indenture, or any other provision thereof, the Company shall not be obligated to pay, and a Holder shall have no right to receive, any Additional Amounts with respect to the Debentures.

ARTICLE III

Additional Covenants

In addition to the covenants and agreements contained in the Original Indenture, the Company covenants and agrees for the benefit of the Holders of the Debentures as follows:

Section 3.01.    Maintenance of Properties.

The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order, normal wear and tear excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary of the Company and not disadvantageous in any material respect to the Holders.

Section 3.02.    Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary of the Company or upon the income, profits or property of the Company or any Subsidiary of the Company, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

ARTICLE IV

Tax

Section 4.01.    Tax Treatment of Debentures.

The Company agrees, and by acceptance of a beneficial ownership interest in the Debentures, each beneficial holder of Debentures will be deemed to have agreed, for United States federal income tax purposes, (i) to treat the Debentures as indebtedness that is subject to

Section 1.1275-4 of the United States Treasury Regulations (the “Contingent Payment Debt Regulations”) and, for purposes of the Contingent Payment Debt Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of the Debentures as a contingent payment, and (ii) to be bound by the Company’s determination of the “comparable yield” and “projected payment schedule,” within the meaning of the Contingent Payment Debt Regulations, with respect to the Debentures. A holder of Debentures may obtain the issue date, yield to maturity, comparable yield and projected payment schedule by telephoning PMA Capital Corporation Investor Relations Department at (215) 665-5046 or submitting a written request for it to the Company at the following address: PMA Capital Corporation, 1735 Market Street, Suite 2800, Philadelphia, Pennsylvania 19103-7590, Attention: Investor Relations Department.

ARTICLE V

Miscellaneous Provisions

Section 5.01.    Recitals by Company.

The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Debentures and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 5.02.    Ratification and Incorporation of Original Indenture.

As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 5.03.    Executed in Counterparts.

This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

PMA CAPITAL CORPORATION

By:
William E. Hitselberger Senior Vice President, Chief Financial Officer and Treasurer

STATE STREET BANK AND TRUST COMPANY, as Trustee

By:
Michael M. Hopkins Vice President

EXHIBIT A

Form of 4.25% Convertible Senior Debenture due 2022

[The following legends apply only if the Debenture is a global Security:

THIS DEBENTURE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A DEBENTURE REGISTERED, AND NO TRANSFER OF THIS DEBENTURE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND SUCH CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

FOR PURPOSES OF SECTION 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE DATE IS OCTOBER 21, 2002 AND THE YIELD TO MATURITY FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT IS 7.55% PER ANNUM.

PURSUANT TO SECTION 4.01 OF THE FIRST SUPPLEMENTAL INDENTURE, PMA CAPITAL CORPORATION AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE DEBENTURE, EACH BENEFICIAL HOLDER OF THE DEBENTURES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (i) TO TREAT THE DEBENTURES AS INDEBTEDNESS THAT IS SUBJECT TO SECTION 1.1275-4 OF THE UNITED STATES TREASURY REGULATIONS (THE “CONTINGENT DEBT PAYMENT REGULATIONS”) AND, FOR PURPOSES OF THE CONTINGENT DEBT PAYMENT REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF ANY STOCK BENEFICIALLY RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OF THE DEBENTURES AS A CONTINGENT PAYMENT, AND (ii) TO BE BOUND BY THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT DEBT PAYMENT REGULATIONS, WITH RESPECT TO THE DEBENTURES. THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” IS 7.55% PER ANNUM, COMPOUNDED SEMIANNUALLY. YOU MAY OBTAIN THE ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE FOR THE SECURITY BY TELEPHONING PMA CAPITAL CORPORATION INVESTOR RELATIONS DEPARTMENT AT (215) 665-5046 OR SUBMITTING A WRITTEN REQUEST FOR IT TO THE COMPANY AT THE FOLLOWING ADDRESS: PMA CAPITAL CORPORATION, 1735 MARKET STREET, SUITE 2800, PHILADELPHIA, PENNSYLVANIA 19103-7590, ATTENTION: INVESTOR RELATIONS DEPARTMENT.

PMA CAPITAL CORPORATION

4.25% Convertible Senior Debenture due 2022

No. 1	CUSIP: 693419AA1
Issue Date: October 21, 2002	Principal Amount: $75,000,000

PMA CAPITAL CORPORATION, a Pennsylvania corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of Seventy-Five Million Dollars ($75,000,000) on September 30, 2022.

Interest Payment Dates: March 30 and September 30, commencing March 30, 2003.

Record Dates: March 15 and September 15.

Reference is hereby made to the further provisions of this Debenture set forth on the reverse side of this Debenture, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, PMA Capital Corporation has caused this instrument to be duly executed under its corporate seal.

Dated: October 21, 2002

PMA CAPITAL CORPORATION

By:
Name: Title:

Attest:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

STATE STREET BANK AND TRUST COMPANY, as Trustee

By:
Authorized Signatory

A-11

[FORM OF REVERSE OF GLOBAL SECURITY]

4.25% Convertible Senior Debenture due 2022

This Debenture is one of a duly authorized issue of 4.25% Convertible Senior Debentures due 2022 (the “Debentures”) of PMA Capital Corporation, a Pennsylvania corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”) issued under an Indenture, dated as of October 21, 2002 (the “Original Indenture”), as supplemented by the First Supplemental Indenture, dated as of October 21, 2002 (the “First Supplemental Indenture”, and together with the Original Indenture, the “Indenture”), between the Company and State Street Bank and Trust Company, as trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures issued thereunder and of the terms upon which said Debentures are, and are to be, authenticated and delivered. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Debenture and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1.    Interest.

General.    The Company promises to pay interest on the principal amount of the Debentures at the interest rate specified herein from the date of issuance until repayment in full at September 30, 2022, conversion, redemption or purchase. The Company will pay interest on this Debenture semi-annually in arrears on March 30 and September 30 of each year (each, an “interest payment date”), commencing March 30, 2003.

(a)  The Debentures shall bear interest from October 21, 2002 until the principal amount thereof is paid or made available for payment, or until such date on which the Debentures are converted, redeemed or purchased as provided herein at a rate of 4.25% per annum.

(b)  Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months and, for such periods of less than a month, the actual number of days elapsed over a 30-day month. For purposes of determining the amount of an interest payment on a Debenture, the Trustee may assume that Holders are not entitled to receive contingent interest unless the Trustee has received an Officer’s Certificate stating that the condition for a Contingent Interest Period has been satisfied and specifying the amount of contingent interest payable per $1,000 principal amount of Debentures.

(c)  Subject to the accrual and record date provisions described below and in the Indenture, the Company shall pay contingent interest to the Holders during any six-month period (a “Contingent Interest Period”) from March 30 to September 29 and from September 30 to March 29, commencing with the period beginning September 30, 2006, if the average Debenture Market Price of a Debenture for the Five Trading Day Period with respect to such

Contingent Interest Period equals $1,200 (120% of the principal amount of a Debenture) or more.

The amount of contingent interest payable per $1,000 principal amount of Debentures in respect of any Contingent Interest Period shall equal the greater of (1) 0.125% of the average Debenture Market Price of a Debenture for the Five Trading Day Period and (2) the product of (i) 5.0% of the Estimated Borrowing Rate and (ii) $1,000, the principal amount of the Debenture.

Contingent interest, if any, will accrue and be payable to Holders in the same manner as regular cash interest as provided above. Regular cash interest will continue to accrue at the rate of 4.25% per year on the principal amount of the Debentures whether or not contingent interest is paid.

“Five Trading Day Period” means, with respect to any Contingent Interest Period, the five Trading Days ending on the second Trading Day immediately preceding the first day of such Contingent Interest Period.

“Debenture Market Price” means, as of any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Debentures obtained by the Bid Solicitation Agent (which shall initially be State Street Bank and Trust Company) for $5 million principal amount of Debentures at approximately 4:00 p.m., New York City time, on such determination date from three recognized securities dealers in The City of New York (none of which shall be an Affiliate of the Company) selected by the Company and identified to the Bid Solicitation Agent by the Company in writing at least fifteen (15) days prior to the date of determination; provided, however, if (a) the Bid Solicitation Agent, through the exercise of reasonable efforts, is unable to obtain a bid from each of such three recognized securities dealers, or (b) in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Debentures as of such determination date, then the Debenture Market Price for such determination date shall equal (1) the Conversion Rate in effect as of such determination date multiplied by (2) the average Sale Price of the Class A Common Stock for the five Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such determination date, of any event described in the Indenture; provided that the Bid Solicitation Agent shall not be required to determine the Debenture Market Price unless requested in writing by the Company.

“Estimated Borrowing Rate” equals the per annum rate that would, in the sole judgment of an independent investment banking institution of international reputation appointed by the Company (the “Independent Investment Bank”), result in a trading price of par of a hypothetical issue of the Company’s senior, nonconvertible, noncontingent, fixed rate debt securities with:

(i)  a final maturity comparable to the Debentures;

(ii)  an aggregate principal amount equal to the principal amount of the Debentures then outstanding; and

(iii)  covenants and other provisions that are, insofar as would be practicable for an issue of senior, nonconvertible, noncontingent, fixed rate debt securities, substantially identical to those of the Debentures, but which are not subject to the Company’s repurchase at the option of the holder thereof.

In no case, however, will an Estimated Borrowing Rate ever be greater than 10.0% or less than 2.5%. If the Independent Investment Bank has not established the Estimated Borrowing Rate for the applicable semi-annual period, or if the Independent Investment Bank determines in its sole judgment that there is no suitable reference rate from which the Estimated Borrowing Rate may be determined, the Estimated Borrowing Rate for that period will be the Estimated Borrowing Rate most recently determined (except if there is no Estimated Borrowing Rate most recently determined, in which case the Estimated Borrowing Rate shall be a rate agreed upon by the Independent Investment Bank and the Company reflecting current market conditions), such Estimated Borrowing Rate to remain in effect until the Independent Investment Bank determines that there is a suitable reference rate at which time the Independent Investment Bank shall determine a new Estimated Borrowing Rate.

Upon a determination by the Company that Holders will be entitled to receive contingent interest which will become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall deliver an Officer’s Certificate to the Trustee setting forth the amount of such contingent interest per $1,000 principal amount of Debentures and shall issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish such information through such other public medium as the Company may use at that time.

(d)  If this Debenture is redeemed or the Holder elects to require the Company to purchase this Debenture pursuant to Section 6 of this Debenture, on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest, including contingent interest, if any, accrued and unpaid hereon to but not including the applicable Redemption Date, Purchase Date or Change of Control Purchase Date as the case may be will be paid to the same Holder to whom the Company pays the principal of this Debenture.

Interest on Debentures converted after a Regular Record Date but prior to the corresponding Interest Payment Date will be paid to the Holder of the Debentures on the record date but, all Holders agree, by their acceptance of a Debenture that upon conversion, the Holder must pay the Company the interest, including contingent interest, which has accrued and will be paid on such Interest Payment Date. No such payment need be made with respect to Debentures which will be redeemed after a Regular Record Date but prior to the corresponding Interest Payment Date.

If the principal amount hereof or any portion of such principal amount or any interest, including contingent interest, if any, on any Debenture is not paid when due (whether upon acceleration pursuant to Section 5.2 of the Indenture or on the Stated Maturity or on the Redemption Date, Purchase Date or Change of Control Purchase Date), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the applicable interest rate, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

2.    Method of Payment.

Except as provided below, interest will be paid (i) on a global Debenture to The Depository Trust Company in immediately available funds, (ii) on any definitive Debentures having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of such Debentures; and (iii) on any definitive Debentures having an aggregate principal amount of more than $5,000,000, by wire transfer in immediately available funds at the election of the Holders of these Debentures.

At Stated Maturity the Company will pay interest on (1) definitive Debentures at the Company’s office or agency in New York City, which initially will be the Place of Payment as provided in Section 10.2 of the Indenture and (2) on global Debentures to The Depository Trust Company in immediately available funds.

Principal (1) on definitive Debentures will be payable, upon Stated Maturity or when due, in immediately available funds at the office or agency of the Company in New York City, which, initially will be the Place of Payment as provided in Section 10.2 of the Indenture and (2) on global Debentures to The Depository Trust Company in immediately available funds.

Subject to the terms and conditions of the Indenture, the Place of Payment for the Debentures and the place or places where the Debentures may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the Debentures is at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose. Payment of principal and interest and contingent interest, if any, on the Debentures will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.    Paying Agent, Conversion Agent, Bid Solicitation Agent and Security Registrar.

Initially, the Trustee will act as Paying Agent, Conversion Agent, Bid Solicitation Agent and Security Registrar with respect to the Debentures. The Company may appoint and change any Paying Agent, Conversion Agent, Bid Solicitation Agent or Security Registrar without notice, other than notice to the Trustee. The Company may have one or more additional paying agents and one or more additional conversion agents. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Security Registrar. None of the Company or any Subsidiary or any Affiliate of any of them may act as Bid Solicitation Agent.

4.    Indenture.

The Debentures are general unsecured obligations of the Company limited to $86,250,000 aggregate principal amount. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.    Redemption at the Option of the Company.

At any time on or after September 30, 2006, the Company, at its option, may redeem in principal amounts of $1,000 or integral multiples of $1,000 the Debentures for cash as a whole, or from time to time in part, at a Redemption Price equal to 100% of the principal amount of the Debentures to be redeemed, plus accrued and unpaid interest, including contingent interest, if any, to, but excluding, the Redemption Date.

Debentures or portions thereof to be redeemed as of a Redemption Date will be convertible by the Holders of such Debentures until the close of business on the second Business Day prior to the Redemption Date.

6.    (a)  Purchase By the Company at the Option of the Holder.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Debentures held by such Holder on September 30, 2006, September 30, 2008, September 30, 2010, September 30, 2012 and September 30, 2017 in integral multiples of $1,000 at a Purchase Price equal to 100% of the principal amount of those Debentures plus accrued and unpaid interest, including contingent interest, if any, on such Debentures on the Purchase Date. To exercise such right, a Holder shall deliver to the Company a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the third Business Day prior to such Purchase Date, and shall deliver the Debentures to the Paying Agent as set forth in the Indenture.

The Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Class A Common Stock, or in any combination thereof, subject to the terms and conditions of the Indenture.

(b)  Purchase of Debentures at Option of the Holder upon Change of Control.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Debentures held by such Holder within 30 days after delivery of the Change of Control Purchase Notice for a Change of Control Purchase Price equal to 100% of the principal amount plus accrued and unpaid interest, including contingent interest, if any, of such Debenture on the Change of Control Purchase Date. The Change of Control Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Applicable Stock, or in any combination thereof, subject to the terms and conditions of the Indenture.

(c)  Certain Procedures.

Holders have the right to withdraw any Purchase Notice or Change of Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash (and/or Applicable Stock if permitted under the Indenture) sufficient to pay the Purchase Price or Change of Control Purchase Price, as the case may be, of all

Debentures or portions thereof to be purchased as of the Purchase Date or the Change of Control Purchase Date, as the case may be, is deposited with the Paying Agent, on the Business Day following the Purchase Date or the Change of Control Purchase Date, interest will cease to accrue on such Debentures (or portions thereof) immediately after such Purchase Date or Change of Control Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Change of Control Purchase Price upon surrender of such Debenture.

7.    Notice of Redemption.

Notice of redemption pursuant to Section 5 of this Debenture will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Debentures to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption Price of all Debentures (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest ceases to accrue on such Debentures or portions thereof. Debentures in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

8.    Conversion.

Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Debenture set forth in Section 16.1 thereof), a Holder is entitled, at such Holder’s option, to convert the Holder’s Debenture (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable shares of Class A Common Stock at the Conversion Price in effect at the time of conversion.

The Company will notify Holders of any event triggering the right to convert the Debentures as specified above in accordance with the Indenture.

A Debenture in respect of which a Holder has delivered a Purchase Notice or Change of Control Purchase Notice, as the case may be, exercising the option of such Holder to require the Company to purchase such Debenture may be converted only if such Purchase Notice or Change of Control Purchase Notice, as the case may be, is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Price is $16.368 subject to adjustment in certain events described in the Indenture.

To surrender a Debenture for conversion, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Debenture to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required pursuant to the Indenture.

No fractional shares of Class A Common Stock shall be issued upon conversion of any Debenture. Instead of any fractional share of Class A Common Stock that would otherwise be issued upon conversion of such Debenture, the Company shall pay a cash adjustment as provided in the Indenture.

No payment or adjustment will be made for dividends on the shares of Class A Common Stock, except as provided in the Indenture.

On conversion of a Debenture, accrued interest, including contingent interest, if any, with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Class A Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Debenture being converted pursuant to the terms hereof.

Upon conversion, the Company may choose to deliver, in lieu of Class A Common Stock, cash or a combination of cash and Class A Common Stock in accordance with the Indenture.

If the Company (i) is a party to a consolidation, merger or statutory share exchange (ii) reclassifies the Class A Common Stock or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Debenture into shares of Class A Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

9.    Conversion Arrangement on Call for Redemption.

Any Debentures called for redemption, unless surrendered for conversion before the close of business on the day that is two Business Days prior to the Redemption Date, may, at the option of the Company upon written notice to the Trustee, be deemed to be acquired from the Holders of such Debentures at an amount not less than the Redemption Price plus accrued and unpaid interest and contingent interest, if any with respect to such Debentures, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Debentures from the Holders, to convert them into shares of Class A Common Stock and to make payment for such Debentures to the Paying Agent in trust for such Holders, pursuant to the provisions of Section 11.8 of the Indenture.

10.    Denominations; Transfer; Exchange.

The Debentures are in fully registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may transfer or exchange Debentures in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law as permitted by the Indenture. The Security Registrar need not transfer or exchange any Debentures selected for redemption (except, in the case of a Debenture to be redeemed in part, the portion of the Debenture not to be redeemed) or any Debentures in respect of which a Purchase Notice or Change of Control Purchase Notice has been given and not withdrawn (except, in the case of a Debenture to be purchased in part, the portion of the Debenture not to be purchased) or any Debentures for a period of 15 days before the mailing of a notice of redemption of Debentures to be redeemed.

11.    Persons Deemed Owners.

The registered Holder of this Debenture may be treated as the owner of this Debenture for all purposes.

12.    Unclaimed Money or Securities.

The Trustee, the Paying Agent and the Conversion Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Debentures that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13.    Amendment; Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the securities of the Debentures. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Debentures affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, on behalf of the Holders of all outstanding Debentures, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the outstanding Debentures to waive on behalf of all of the Holders of Debentures certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holders of the Debentures and upon all future Holders of the Debentures and of any Debenture issued upon the registration of transfer hereof or in exchange for this Debenture or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, including contingent interest, if any, on this Debenture (or in the case of redemption, to receive the Redemption Price and accrued interest and contingent interest, if any, on the Redemption Date, or in the case of a repurchase, to receive the Purchase Price and accrued interest and contingent interest, if any, on the Purchase Date, or in the case of a Change of Control, to receive the Change of Control Purchase Price and accrued interest and contingent interest, if any, on the Change of Control Purchase Date) at the time, place, and rate, and in the coin or currency, herein prescribed.

14.    Defaults and Remedies.

If any Event of Default with respect to Securities shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

15.    Trustee Dealings with the Company.

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.    Calculations in Respect of Securities.

The Company or its agents will be responsible for making all calculations called for under the Debentures, including, but not limited to, determination of the Debenture Market Price, the market price of the Class A Common Stock, the Estimated Borrowing Rate and the amounts of interest and contingent payments, if any, on the Debentures. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Debentures. The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and the Trustee will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

17.    No Recourse Against Others.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in this Debenture, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Debentures by the Holders and as part of the consideration for the issue of the Debentures.

18.    Authentication.

This Debenture shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Debenture.

19.    Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.    GOVERNING LAW.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS DEBENTURE.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Debenture. Requests may be made to:

PMA Capital Corporation
1735 Market Street
Suite 2800
Philadelphia, Pennsylvania 19103-7590
Attention: Investor Relations Department

ASSIGNMENT FORM	CONVERSION NOTICE
To assign this Debenture, fill in the form below:

I or we assign and transfer this Debenture to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

__________________agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

To convert this Debenture into Class A Common Stock of the Company, check the box ☐

To convert only part of this Debenture, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another person’s name fill in the form below:

Insert the other person’s soc. Sec. tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Debenture)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory